Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2010

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2010

(UNAUDITED)

Page

Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Loans and Loans Held for Sale	6
Accretion	7
Accruing Loans Past Due	8
Allowances for Credit Losses	9
Net Unfunded Commitments	9
Nonperforming Assets	10-11
Business Segment Results:
Business Segment Descriptions	12
Summary of Earnings and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 22, 2010. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, residential mortgage banking and global investment servicing, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain investment servicing internationally.

PENDING SALE OF PNC GLOBAL INVESTMENT SERVICING

On February 2, 2010, we entered into a definitive agreement to sell PNC Global Investment Servicing Inc. (GIS), a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers and financial advisors worldwide, for $2.3 billion in cash. We currently anticipate closing the transaction in the third quarter of 2010. Completion of the transaction is subject to regulatory approvals and certain other closing conditions. Results of operations of GIS are presented as income from discontinued operations, net of income taxes, on our Consolidated Income Statement for all periods presented. As a result of its pending sale, GIS is no longer a reportable business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Interest Income
Loans	$2,160	$2,160	$2,091	$2,203	$2,465
Investment securities	623	643	684	672	689
Other	122	136	113	125	105

Total interest income	2,905	2,939	2,888	3,000	3,259

Interest Expense
Deposits	281	334	387	474	546
Borrowed funds	245	259	277	333	393

Total interest expense	526	593	664	807	939

Net interest income	2,379	2,346	2,224	2,193	2,320

Noninterest Income
Asset management	259	219	242	208	189
Consumer services	296	315	330	329	316
Corporate services	268	260	252	264	245
Residential mortgage	147	107	207	245	431
Service charges on deposits	200	236	248	242	224
Net gains on sales of securities	90	144	168	182	56
Net other-than-temporary impairments	(116)	(144)	(129)	(155)	(149)
Gain on BlackRock/BGI transaction (a)		1,076
Other	240	327	311	295	54

Total noninterest income	1,384	2,540	1,629	1,610	1,366

Total revenue	3,763	4,886	3,853	3,803	3,686
Provision For Credit Losses	751	1,049	914	1,087	880
Noninterest Expense
Personnel	956	969	1,068	1,086	996
Occupancy	187	180	172	182	179
Equipment	172	173	170	174	178
Marketing	50	59	58	59	57
Other	748	828	746	991	748

Total noninterest expense	2,113	2,209	2,214	2,492	2,158

Income from continuing operations before income taxes and noncontrolling interests	899	1,628	725	224	648
Income taxes	251	525	185	29	128

Income from continuing operations before noncontrolling interests	648	1,103	540	195	520
Income from discontinued operations (net of income taxes of $14, $32, $11, $6, and $5)	23	4	19	12	10

Net income	671	1,107	559	207	530

Less: Net income (loss) attributable to noncontrolling interests	(5)	(37)	(20)	9	4
Preferred stock dividends	93	119	99	119	51
Preferred stock discount accretion	250	14	13	14	15

Net income attributable to common shareholders	$333	$1,011	$467	$65	$460

Basic Earnings Per Common Share
Continuing operations	$.62	$2.18	$.97	$.11	$1.02
Discontinued operations	.05	.01	.04	.03	.02

Net income	$.67	$2.19	$1.01	$.14	$1.04
Diluted Earnings Per Common Share
Continuing operations	$.61	$2.16	$.96	$.11	$1.01
Discontinued operations	.05	.01	.04	.03	.02

Net income	$.66	$2.17	$1.00	$.14	$1.03
Average Common Shares Outstanding
Basic	498	460	460	451	443
Diluted	500	462	461	453	444

Efficiency	56%	45%	57%	66%	59%

Noninterest income to total revenue	37%	52%	42%	42%	37%

Effective tax rate (b)	27.9%	32.2%	25.5%	12.9%	19.8%

(a)	The after-tax impact to net income was $687 million for the fourth quarter of 2009. The earnings per diluted share impact was $1.49 for the fourth quarter of 2009. BlackRock/BGI transaction refers to BlackRock’s acquisition of Barclays Global Investors in exchange for cash and BlackRock common and participating preferred stock on December 1, 2009.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The higher effective tax rate for the fourth quarter of 2009 resulted from the gain on the BlackRock/BGI transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Assets
Cash and due from banks (a)	$3,563	$4,288	$3,426	$3,797	$3,576
Federal funds sold and resale agreements (b)	1,367	2,390	2,427	1,814	1,554
Trading securities	1,595	2,124	2,075	1,925	1,087
Interest-earning deposits with banks (a)	607	4,488	1,129	10,190	14,783
Loans held for sale (b)	2,691	2,539	3,509	4,662	4,045
Investment securities (a)	57,606	56,027	54,413	49,969	46,253
Loans (a) (b)	157,266	157,543	160,608	165,009	171,373
Allowance for loan and lease losses (a)	(5,319)	(5,072)	(4,810)	(4,569)	(4,299)

Net loans	151,947	152,471	155,798	160,440	167,074
Goodwill	9,425	9,505	9,286	9,206	8,855
Other intangible assets	3,289	3,404	3,448	3,684	3,323
Equity investments (a)	10,256	10,254	8,684	8,168	8,215
Other (a) (b)	23,050	22,373	27,212	25,899	27,657

Total assets	$265,396	$269,863	$271,407	$279,754	$286,422

Liabilities
Deposits
Noninterest-bearing	$43,122	$44,384	$43,025	$41,806	$40,610
Interest-bearing	139,401	142,538	140,784	148,633	154,025

Total deposits	182,523	186,922	183,809	190,439	194,635
Borrowed funds
Federal funds purchased and repurchase agreements	5,511	3,998	3,996	3,921	4,789
Federal Home Loan Bank borrowings	8,700	10,761	11,953	14,777	16,985
Bank notes and senior debt	12,638	12,362	12,424	13,292	13,828
Subordinated debt	10,001	9,907	10,501	10,383	10,694
Other (a)	5,611	2,233	3,036	2,308	2,163

Total borrowed funds	42,461	39,261	41,910	44,681	48,459
Allowance for unfunded loan commitments and letters of credit	252	296	324	319	328
Accrued expenses (a)	2,939	3,590	3,592	3,651	3,340
Other (a)	7,787	7,227	10,109	11,197	11,004

Total liabilities	235,962	237,296	239,744	250,287	257,766

Equity
Preferred stock (c)
Common stock - $5 par value Authorized 800 shares, issued 535, 471, 469, 468, and 452 shares	2,676	2,354	2,348	2,342	2,261
Capital surplus - preferred stock	645	7,974	7,960	7,947	7,933
Capital surplus - common stock and other	11,945	8,945	8,860	8,783	8,284
Retained earnings	13,340	13,144	12,179	11,758	11,738
Accumulated other comprehensive loss	(1,288)	(1,962)	(1,947)	(3,101)	(3,289)
Common stock held in treasury at cost: 9, 9, 8, 7, and 7 shares	(500)	(513)	(472)	(435)	(450)

Total shareholders’ equity	26,818	29,942	28,928	27,294	26,477
Noncontrolling interests	2,616	2,625	2,735	2,173	2,179

Total equity	29,434	32,567	31,663	29,467	28,656

Total liabilities and equity	$265,396	$269,863	$271,407	$279,754	$286,422

Capital Ratios
Tier 1 risk-based (d)	9.9%	11.4%	10.9%	10.5%	10.0%
Tier 1 common (d)	7.6	6.0	5.5	5.3	4.9
Total risk-based (d)	13.4	15.0	14.5	14.1	13.6
Leverage (d)	8.9	10.1	9.6	9.1	8.9
Common shareholders’ equity to assets	10.0	8.2	7.7	6.9	6.5

(a)	Amounts include consolidated variable interest entities. Some March 31, 2010 amounts include consolidated variable interest entities that we consolidated effective January 1, 2010 based on guidance in ASU 2009-17, Consolidations. Our first quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(b)	Amounts include items for which PNC has elected the fair value option. Our first quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of March 31, 2010 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$21,926	$22,663	$20,838	$21,007	$23,065
Non-agency	10,213	10,788	11,553	12,520	13,140
Commercial mortgage-backed	5,357	5,053	5,052	4,624	4,252
Asset-backed	1,992	1,927	1,911	1,985	2,031
US Treasury and government agencies	7,493	6,403	6,026	4,185	1,222
State and municipal	1,365	1,346	1,367	1,366	1,334
Other debt	1,874	1,948	1,647	1,012	684
Corporate stocks and other	457	362	388	386	457

Total securities available for sale	50,677	50,490	48,782	47,085	46,185
Securities held to maturity (a)	5,935	5,014	4,286	3,860	3,402

Total investment securities	56,612	55,504	53,068	50,945	49,587
Loans
Commercial	55,464	55,633	58,457	63,570	67,232
Commercial real estate	22,423	23,592	24,491	25,418	25,622
Equipment lease financing	6,131	6,164	6,045	6,191	6,406
Consumer	55,349	52,911	52,066	51,878	52,618
Residential mortgage	19,397	19,891	20,847	21,831	21,921

Total loans	158,764	158,191	161,906	168,888	173,799
Loans held for sale	2,476	2,949	3,696	4,757	4,521
Federal funds sold and resale agreements	1,669	1,700	2,417	1,726	1,610
Other	7,471	12,654	14,607	16,870	14,728

Total interest-earning assets	226,992	230,998	235,694	243,186	244,245
Noninterest-earning assets:
Allowance for loan and lease losses	(5,136)	(4,517)	(4,264)	(4,385)	(4,095)
Cash and due from banks	3,735	3,657	3,547	3,558	3,832
Other	41,557	41,740	39,071	38,496	36,870

Total assets	$267,148	$271,878	$274,048	$280,855	$280,852

(a)	Primarily consists of commercial mortgage-backed and asset-backed securities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$57,923	$56,298	$56,662	$55,464	$52,828
Demand	24,672	24,223	23,874	23,629	22,156
Savings	6,623	6,381	6,652	6,678	6,266
Retail certificates of deposit	47,162	49,645	53,468	57,357	57,970
Other time	1,039	1,389	2,841	5,259	10,670
Time deposits in foreign offices	3,034	4,013	3,356	3,348	3,832

Total interest-bearing deposits	140,453	141,949	146,853	151,735	153,722
Borrowed funds
Federal funds purchased and repurchase agreements	4,344	4,046	4,422	4,283	5,016
Federal Home Loan Bank borrowings	9,603	10,880	12,996	15,818	17,097
Bank notes and senior debt	12,616	12,327	12,542	13,688	13,384
Subordinated debt	9,769	9,879	10,214	10,239	10,439
Other	5,934	2,448	2,806	2,170	1,944

Total borrowed funds	42,266	39,580	42,980	46,198	47,880

Total interest-bearing liabilities	182,719	181,529	189,833	197,933	201,602
Noninterest-bearing liabilities and equity:
Demand and other noninterest-bearing deposits	42,631	44,325	41,816	40,965	38,489
Allowance for unfunded loan commitments and letters of credit	295	324	319	328	344
Accrued expenses and other liabilities	10,401	13,353	11,489	11,990	11,872
Equity	31,102	32,347	30,591	29,639	28,545

Total liabilities and equity	$267,148	$271,878	$274,048	$280,855	$280,852

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity

Interest-bearing deposits	$140,453	$141,949	$146,853	$151,735	$153,722
Demand and other noninterest-bearing deposits	42,631	44,325	41,816	40,965	38,489

Total deposits	$183,084	$186,274	$188,669	$192,700	$192,211

Transaction deposits	$125,226	$124,846	$122,352	$120,058	$113,473

Common shareholders’ equity	$24,764	$21,726	$20,391	$19,527	$18,405

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited)

	Three months ended
	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Net Interest Margin (a)
Average yields/rates
Yield on interest-earning assets
Loans	5.50%	5.42%	5.12%	5.22%	5.72%
Investment securities	4.44	4.67	5.20	5.32	5.59
Other	4.26	3.17	2.18	2.14	2.10
Total yield on interest-earning assets	5.17	5.07	4.88	4.94	5.38
Rate on interest-bearing liabilities
Deposits	.81	.93	1.04	1.25	1.44
Borrowed funds	2.33	2.60	2.57	2.97	3.42
Total rate on interest-bearing liabilities	1.16	1.30	1.39	1.65	1.91

Interest rate spread	4.01	3.77	3.49	3.29	3.47
Impact of noninterest-bearing sources	.23	.28	.27	.31	.34

Net interest margin	4.24%	4.05%	3.76%	3.60%	3.81%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009, and March 31, 2009 were $18 million, $18 million, $16 million, $16 million, and $15 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Commercial
Retail/wholesale	$9,557	$9,515	$9,404	$10,141	$11,226
Manufacturing	9,863	9,880	10,639	11,595	12,796
Other service providers	8,528	8,256	8,364	8,491	8,674
Real estate related (a)	7,379	7,403	7,854	8,346	8,926
Financial services	4,654	3,874	4,422	5,078	5,050
Health care	2,998	2,970	2,888	3,045	3,079
Other	11,724	12,920	13,357	13,898	15,446

Total commercial	54,703	54,818	56,928	60,594	65,197

Commercial real estate
Real estate projects	14,535	15,582	16,112	16,542	16,830
Commercial mortgage	7,415	7,549	7,952	8,323	8,590

Total commercial real estate	21,950	23,131	24,064	24,865	25,420

Equipment lease financing	6,111	6,202	6,283	6,092	6,300

TOTAL COMMERCIAL LENDING	82,764	84,151	87,275	91,551	96,917

Consumer
Home equity
Lines of credit	24,040	24,236	24,272	24,373	24,112
Installment	11,390	11,711	12,098	12,346	12,934
Education	8,320	7,468	6,370	5,340	5,127
Automobile	2,206	2,013	1,988	1,784	1,737
Credit card and other unsecured lines of credit	4,962	3,536	3,533	3,261	3,148
Other	4,316	4,618	4,614	4,833	4,910

Total consumer	55,234	53,582	52,875	51,937	51,968

Residential real estate
Residential mortgage	17,599	18,190	18,469	19,342	19,661
Residential construction	1,669	1,620	1,989	2,179	2,827

Total residential real estate	19,268	19,810	20,458	21,521	22,488

TOTAL CONSUMER LENDING	74,502	73,392	73,333	73,458	74,456

Total (b)	$157,266	$157,543	$160,608	$165,009	$171,373

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans related to National City	$9,673	$10,287	$11,064	$12,289	$12,560

Details of Loans Held for Sale (Unaudited)

In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Commercial mortgage	$1,316	$1,301	$1,810	$1,531	$1,648
Residential mortgage	1,158	1,012	1,552	2,886	2,244
Other	217	226	147	245	153

Total	$2,691	$2,539	$3,509	$4,662	$4,045

THE PNC FINANCIAL SERVICES GROUP, INC.

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF FASB ASC 310-30 (AICPA SOP 03-3) PURCHASED IMPAIRED LOANS

	December 31, 2008		December 31, 2009		March 31, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance		Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$6.3		$3.5		$2.9
Purchased impaired mark	(3.4)		(1.3)		(1.0)

Recorded investment	2.9		2.2		1.9
Allowance for loan losses	—		(.2)		(.3)

Net investment	2.9	46%	2.0	57%	1.6		55%

Consumer and residential mortgage loans:
Unpaid principal balance	15.6		11.7		10.6
Purchased impaired mark	(5.8)		(3.6)		(2.8)

Recorded investment	9.8		8.1		7.8
Allowance for loan losses	—		(.3)		(.3)

Net investment	9.8	63%	7.8	67%	7.5		71%

Total FASB ASC 310-30 purchased impaired loans:
Unpaid principal balance	21.9		15.2		13.5
Purchased impaired mark	(9.2)		(4.9)		(3.8)

Recorded investment	12.7		10.3		9.7
Allowance for loan losses	—		(.5)		(.6	) (a)

Net investment	$12.7	58%	$9.8	64%	$9.1		67%

PURCHASE ACCOUNTING ACCRETION

	Three months ended
In millions	March 31 2009	June 30 2009	September 30 2009	December 31 2009	March 31 2010
Non-impaired loans	$322	$168	$172	$111	$112
Impaired loans	257	220	193	244	265
Reversal of contractual interest on impaired loans	(223)	(194)	(167)	(168)	(134)

Net impaired loans	34	26	26	76	131
Securities	31	41	25	21	11
Deposits	312	264	231	189	167
Borrowings	(85)	(52)	(58)	(55)	(56)

Total	$614	$447	$396	$342	$365

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)		$39	$11	$154	$75

ACCRETABLE NET INTEREST

In billions	December 31 2008	December 31 2009	March 31 2010
Non-impaired loans	$2.4	$1.6	$1.5
Impaired loans (b)	3.7	3.5	3.6

Total loans (gross)	6.1	5.1	5.1
Securities	.2	.1	.1
Deposits	2.1	1.0	.9
Borrowings	(1.5)	(1.2)	(1.2)

Total	$6.9	$5.0	$4.9

ACCRETABLE NET INTEREST - PURCHASED IMPAIRED LOANS

In billions
December 31, 2009	$3.5
Accretion	(.3)
Cash recoveries	(.1)
Net reclass to accretable difference and other activity	.5

March 31, 2010	$3.6

In billions
December 31, 2008	$3.7
Accretion	(1.2)
Cash recoveries	(.3)
Net reclass to accretable difference and other activity	1.4

March 31, 2010	$3.6

(a)	Additional impairment reserves of $.6 billion do not recognize the incremental accretable yield of $1.4 billion related to certain purchased impaired loans with improving estimated cash flows. This income will be recognized over time.
(b)	Adjustments to accretable net interest include purchase accounting accretion, reclassifications from non-accretable to accretable interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of the identification of additional purchased impaired loans as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009
Commercial	$571	$684	$633	$640	$741	1.05%	1.26%	1.13%	1.07%	1.16%
Commercial real estate	859	666	743	654	398	4.19	3.10	3.34	2.85	1.70
Equipment lease financing	130	128	50	52	69	2.13	2.06	.80	.85	1.10
Consumer	440	438	444	401	421.85		.87	.90	.83	.87
Residential real estate	464	472	510	448	507	3.14	3.12	3.29	2.83	3.01

Total (b)	$2,464	$2,388	$2,380	$2,195	$2,136	1.67%	1.62%	1.59%	1.44%	1.34%

Accruing Loans Past Due 90 Days Or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	March 31 2009
Commercial	$197	$188	$196	$153	$80.36%		.35%	.35%	.26%	.12%
Commercial real estate	106	150	184	104	61.52		.70	.83	.45	.26
Equipment lease financing	6	6	3	6		.10	.10	.05	.10
Consumer	248	226	216	198	183.48		.45	.44	.41	.38
Residential real estate	284	314	276	582	177	1.92	2.07	1.78	3.68	1.05

Total (c)	$841	$884	$875	$1,043	$501.57%		.60%	.59%	.68%	.32%

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages.
(b)	Excludes purchased impaired loans acquired from National City totaling $.6 billion at March 31, 2010, $0.8 billion at December 31, 2009, $0.8 billion at September 30, 2009, $1.1 billion at June 30, 2009, and $1.2 billion at March 31, 2009. These loans are excluded as they were recorded at estimated fair value when acquired and are currently considered performing loans due to the accretion of interest in purchase accounting.
(c)	Excludes purchased impaired loans acquired from National City totaling $2.5 billion at March 31, 2010, $2.7 billion at December 31, 2009, $3.0 billion at September 30, 2009, $2.9 billion at June 30, 2009, and $2.2 billion at March 31, 2009. These loans are excluded as they were recorded at estimated fair value when acquired and are currently considered performing loans due to the accretion of interest in purchase accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Beginning balance	$5,072	$4,810	$4,569	$4,299	$3,917
Charge-offs:
Commercial	(273)	(380)	(323)	(364)	(209)
Commercial real estate	(238)	(260)	(20)	(124)	(106)
Equipment lease financing	(36)	(34)	(42)	(50)	(23)
Consumer	(242)	(267)	(257)	(289)	(148)
Residential real estate	(38)	(83)	(96)	(54)	(26)

Total charge-offs	(827)	(1,024)	(738)	(881)	(512)
Recoveries:
Commercial	65	87	42	36	16
Commercial real estate	33	15	8	10	5
Equipment lease financing	12	10	7	5	5
Consumer	26	27	23	28	27
Residential real estate		50	8	7	28

Total recoveries	136	189	88	86	81
Net charge-offs:
Commercial	(208)	(293)	(281)	(328)	(193)
Commercial real estate	(205)	(245)	(12)	(114)	(101)
Equipment lease financing	(24)	(24)	(35)	(45)	(18)
Consumer	(216)	(240)	(234)	(261)	(121)
Residential real estate	(38)	(33)	(88)	(47)	2

Total net charge-offs	(691)	(835)	(650)	(795)	(431)
Provision for credit losses	751	1,049	914	1,087	880
Acquired allowance adjustments (a)	2	20	(18)	(31)	(83)
Adoption of ASU 2009-17, Consolidations	141
Net change in allowance for unfunded loan commitments and letters of credit	44	28	(5)	9	16

Ending balance	$5,319	$5,072	$4,810	$4,569	$4,299

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	1.77%	2.09%	1.59%	1.89%	1.01%
Allowance for loan and lease losses to total loans	3.38	3.22	2.99	2.77	2.51

Commercial lending net charge-offs	$(437)	$(562)	$(328)	$(487)	$(312)
Consumer lending net charge-offs	(254)	(273)	(322)	(308)	(119)

Total net charge-offs	$(691)	$(835)	$(650)	$(795)	$(431)

Net charge-offs to average loans
Commercial lending	2.11%	2.61%	1.46%	2.05%	1.27%
Consumer lending	1.38	1.49	1.75	1.68	.65

(a)	Related to our December 31, 2008 National City acquisition.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Beginning balance	$296	$324	$319	$328	$344
Net change in allowance for unfunded loan commitments and letters of credit	(44)	(28)	5	(9)	(16)

Ending balance	$252	$296	$324	$319	$328

Net Unfunded Commitments

In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Net unfunded commitments	$99,179	$100,795	$102,669	$103,058	$102,821

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Nonperforming loans
Commercial
Retail/wholesale	$246	$231	$219	$171	$149
Manufacturing	341	423	387	410	334
Other service providers	527	394	348	243	224
Real estate related (a)	460	419	396	322	226
Financial services	77	117	200	58	58
Health care	48	41	48	89	104
Other	134	181	232	157	119

Total commercial	1,833	1,806	1,830	1,450	1,214

Commercial real estate
Real estate projects	1,797	1,754	1,637	1,426	1,012
Commercial mortgage	419	386	235	230	200

Total commercial real estate	2,216	2,140	1,872	1,656	1,212

Equipment lease financing	123	130	164	120	121

TOTAL COMMERCIAL LENDING	4,172	4,076	3,866	3,226	2,547

Consumer
Home equity	337	356	207	164	75
Other	35	36	25	34	24

Total consumer	372	392	232	198	99
Residential real estate
Residential mortgage	968	955	790	663	299
Residential construction	249	248	238	69	15

Total residential real estate	1,217	1,203	1,028	732	314

TOTAL CONSUMER LENDING	1,589	1,595	1,260	930	413

Total nonperforming loans (b) (c) (d)	5,761	5,671	5,126	4,156	2,960

Foreclosed and other assets
Commercial lending	328	266	145	113	93
Consumer lending	451	379	373	387	465

Total foreclosed and other assets	779	645	518	500	558

Total nonperforming assets	$6,540	$6,316	$5,644	$4,656	$3,518

Nonperforming loans to total loans	3.66%	3.60%	3.19%	2.52%	1.73%
Nonperforming assets to total loans and foreclosed and other assets	4.14	3.99	3.50	2.81	2.05
Nonperforming assets to total assets	2.46	2.34	2.08	1.66	1.23
Allowance for loan and lease losses to nonperforming loans	92	89	94	110	145

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties where we do not receive adequate compensation are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Total nonperforming loans include TDRs of $385 million at March 31, 2010 and $440 million at December 31, 2009.
(c)	TDRs returned to performing (accrual) status totaled $217 million at March 31, 2010 and are excluded from nonperforming loans. These loans have demonstrated a period of at least six months of performance under the modified terms.
(d)	Credit cards and certain small business and consumer credit agreements whose terms have been modified totaled $279 million at March 31, 2010 and are excluded from nonperforming loans. Our policy is generally to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as these loans are directly charged off in the period that they become 180 days past due.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions
January 1, 2010	$ 6,316
Transferred in	1,774
Charge-offs/valuation adjustments	(620)
Principal activity including payoffs	(278)
Returned to performing - TDRs	(217)
Returned to performing - Other	(170)
Sales	(265)

March 31, 2010	$6,540

Largest Individual Nonperforming Assets at March 31, 2010 (a)

In millions
Ranking	Outstandings	Industry
1	$32	Real Estate
2	32	Real Estate
3	30	Real Estate
4	28	Real Estate
5	25	Real Estate
6	25	Real Estate
7	24	Finance Companies
8	24	Real Estate
9	24	Real Estate
10	23	Real Estate

Total	$267

As a percent of total nonperforming assets	4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to primary mortgage conduits Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (Ginnie Mae) program. The mortgage servicing operation performs all functions related to servicing first mortgage loans for various investors. Certain loans originated through our joint ventures are serviced by a joint venture partner.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At March 31, 2010, our share of BlackRock’s earnings was approximately 23%.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended
In millions Earnings (Loss)	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Retail Banking	$24	$(25)	$50	$61	$50
Corporate & Institutional Banking	360	415	309	107	359
Asset Management Group	39	23	35	8	39
Residential Mortgage Banking	82	25	91	92	227
Distressed Assets Portfolio	72	(88)	14	155	3
Other, including BlackRock (b) (c) (d)	71	753	41	(228)	(158)

Earnings from continuing operations before noncontrolling interests	$648	$1,103	$540	$195	$520

Revenue
Retail Banking	$1,360	$1,379	$1,434	$1,467	$1,441
Corporate & Institutional Banking	1,248	1,377	1,316	1,283	1,290
Asset Management Group	228	218	225	226	250
Residential Mortgage Banking	237	176	292	332	528
Distressed Assets Portfolio	337	221	254	334	344
Other, including BlackRock (b) (c) (d)	353	1,515	332	161	(167)

Revenue from continuing operations	$3,763	$4,886	$3,853	$3,803	$3,686

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. As a result of its pending sale, GIS is no longer a reportable business segment. Amounts are presented on a continuing operations basis and exclude the earnings and revenue attributable to GIS.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2010 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses, other than temporary impairment of debt securities and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(d)	The $1.076 billion gain ($687 million after-tax) related to BlackRock’s acquisition of BGI was included in this business segment for the fourth quarter of 2009.

	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
Period-end Employees
Full-time employees
Retail Banking	21,522	21,416	21,644	22,102	22,468
Corporate & Institutional Banking	3,760	3,746	3,861	4,038	4,169
Asset Management Group	2,986	2,960	3,067	3,150	3,210
Residential Mortgage Banking	3,340	3,267	3,606	3,693	3,596
Distressed Assets Portfolio	178	175	157	131	110
Other
Operations & Technology	9,284	9,275	9,400	9,350	9,406
Staff Services and Other (e)	9,043	8,922	8,794	8,898	8,899

Total Other	18,327	18,197	18,194	18,248	18,305

Total full-time employees	50,113	49,761	50,529	51,362	51,858

Retail Banking part-time employees	4,798	4,737	4,859	5,199	5,375
Other part-time employees	1,187	1,322	1,520	1,509	1,562

Total part-time employees	5,985	6,059	6,379	6,708	6,937

Total	56,098	55,820	56,908	58,070	58,795

The period-end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees.

(e)	Includes employees of GIS.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2010 (b) (c)	December 31 2009 (b)		September 30 2009 (b)	June 30 2009	March 31 2009
INCOME STATEMENT
Net interest income	$871	$833		$865	$903	$921
Noninterest income
Service charges on deposits	195	229		244	237	220
Brokerage	53	59		63	62	61
Consumer services	209	224		227	227	208
Other	32	34		35	38	31

Total noninterest income	489	546		569	564	520

Total revenue	1,360	1,379		1,434	1,467	1,441
Provision for credit losses	340	409		313	304	304
Noninterest expense	975	1,011		1,040	1,065	1,053

Pretax earnings (loss)	45	(41)		81	98	84
Income taxes (benefit)	21	(16)		31	37	34

Earnings (loss)	$24	$(25)		$50	$61	$50

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,824	$27,109		$27,379	$27,493	$27,638
Indirect	3,973	3,998		3,989	4,040	4,120
Education	8,060	6,656		5,742	5,199	4,882
Credit cards	4,079	2,503		2,174	2,162	2,112
Other	1,790	1,789		1,785	1,731	1,860

Total consumer	44,726	42,055		41,069	40,625	40,612
Commercial and commercial real estate	11,487	11,766		12,166	12,550	12,755
Floor plan	1,296	1,136		1,059	1,371	1,495
Residential mortgage	1,800	1,899		1,995	2,114	2,252

Total loans	59,309	56,856		56,289	56,660	57,114
Goodwill and other intangible assets	5,935	5,882		5,894	5,784	5,807
Other assets	2,722	2,697		2,870	2,733	2,699

Total assets	$67,966	$65,435		$65,053	$65,177	$65,620

Deposits
Noninterest-bearing demand	$16,776	$16,516		$16,482	$16,408	$15,819
Interest-bearing demand	19,212	18,446		18,435	18,639	17,900
Money market	39,699	39,374		39,753	39,608	38,831

Total transaction deposits	75,687	74,336		74,670	74,655	72,550
Savings	6,552	6,577		6,731	6,767	6,360
Certificates of deposit	45,614	48,338		52,189	55,798	56,355

Total deposits	127,853	129,251		133,590	137,220	135,265
Other liabilities	1,671	27		55	39	82
Capital	8,195	8,301		8,523	8,789	8,376

Total liabilities and equity	$137,719	$137,579		$142,168	$146,048	$143,723

PERFORMANCE RATIOS
Return on average capital	1%	(1	) %	2%	3%	2%
Noninterest income to total revenue	36	40		40	38	36
Efficiency	72	73		73	73	73

(a)	See note (a) on page 13.
(b)	Information as of and for the three months ended March 31, 2010, December 31, 2009 and September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(c)	Information as of March 31, 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans as of January 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2010 (a)	December 31 2009 (a)	September 30 2009 (a)	June 30 2009	March 31 2009
OTHER INFORMATION (b)
Credit-related statistics: (c)
Commercial nonperforming assets	$324	$324	$311	$246	$194
Consumer nonperforming assets	276	284	191	156	87

Total nonperforming assets	$600	$608	$502	$402	$281

Impaired loans (d)	$1,013	$1,056	$1,161	$1,266	$1,269

Commercial lending net charge-offs	$96	$173	$69	$90	$83
Credit card lending net charge-offs (on balance sheet)	96	57	53	50	49
Consumer lending (excluding credit card) net charge-offs	108	109	112	106	75

Total net charge-offs	$300	$339	$234	$246	$207

Commercial lending annualized net charge-off ratio	3.05%	5.32%	2.07%	2.59%	2.36%
Credit card lending annualized net charge-off ratio (on balance sheet)	9.54%	9.03%	9.67%	9.28%	9.41%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.03%	1.04%	1.09%	1.05%	.75%

Total annualized net charge-off ratio	2.05%	2.37%	1.65%	1.74%	1.47%

Home equity portfolio credit statistics:
% of first lien positions (e)	34%	35%	35%	35%	35%
Weighted average loan-to-value ratios (e)	73%	74%	74%	74%	74%
Weighted average FICO scores (f)	725	727	727	728	727
Annualized net charge-off ratio	.70%	.90%	.97%	.80%	.34%
Loans 30 - 89 days past due	.74%	.78%	.75%	.70%	.73%
Loans 90 days past due	.85%	.76%	.73%	.72%	.67%

Other statistics:
ATMs	6,467	6,473	6,463	6,474	6,402
Branches (g)	2,461	2,513	2,554	2,607	2,586

Customer-related statistics (h):
Retail Banking checking relationships	5,037,000	5,042,000	5,040,000	5,148,000	5,134,000
Retail online banking active customers	2,782,000	2,743,000	2,682,000	2,676,000	2,636,000
Retail online bill payment active customers	826,000	780,000	753,000	744,000	726,000

Brokerage statistics:
Financial consultants (i)	722	704	655	658	658
Full service brokerage offices	41	40	42	42	43
Brokerage account assets (billions)	$33	$32	$30	$28	$26

(a)	Information as of and for the three months ended March 31, 2010, December 31, 2009 and September 30, 2009 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(b)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(c)	Information as of March 31, 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans as of January 1, 2010.
(d)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(f)	Represents the most recent FICO scores we have on file.
(g)	Excludes certain satellite branches that provide limited products and/or services.
(h)	Amounts for 2010 and 2009 include the impact of National City prior to the completion of all application system conversions. These amounts may be refined subsequent to system conversions.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2010 (g)	December 31 2009	September 30 2009	June 30 2009	March 31 2009
INCOME STATEMENT
Net interest income	$877	$1,009	$915	$886	$1,023
Noninterest income
Corporate service fees	242	235	226	236	218
Other	129	133	175	161	49

Noninterest income	371	368	401	397	267

Total revenue	1,248	1,377	1,316	1,283	1,290
Provision for credit losses	236	283	384	649	287
Noninterest expense	445	444	459	467	430

Pretax earnings	567	650	473	167	573
Income taxes	207	235	164	60	214

Earnings	$360	$415	$309	$107	$359

AVERAGE BALANCE SHEET
Loans
Commercial	$34,024	$33,481	$35,785	$38,835	$41,709
Commercial real estate	17,961	18,747	18,918	19,667	19,460
Commercial - real estate related	3,128	3,328	3,622	3,884	4,267
Asset-based lending	5,940	6,051	5,918	6,401	7,021
Equipment lease financing	5,318	5,368	5,260	5,380	5,554

Total loans	66,371	66,975	69,503	74,167	78,011
Goodwill and other intangible assets	3,795	3,736	3,704	3,512	3,376
Loans held for sale	1,410	1,534	1,578	1,893	1,714
Other assets	7,940	7,395	6,460	7,332	8,029

Total assets	$79,516	$79,640	$81,245	$86,904	$91,130

Deposits
Noninterest-bearing demand	$22,271	$23,484	$20,392	$18,732	$17,108
Money market	12,253	10,573	10,714	9,514	7,949
Other	7,610	8,728	8,009	7,501	7,391

Total deposits	42,134	42,785	39,115	35,747	32,448
Other liabilities	10,870	8,408	8,363	9,701	10,024
Capital	7,633	7,916	7,922	7,816	7,690

Total liabilities and equity	$60,637	$59,109	$55,400	$53,264	$50,162

PERFORMANCE RATIOS
Return on average capital	19%	21%	15%	5%	19%
Noninterest income to total revenue	30	27	30	32	21
Efficiency	36	32	35	37	33

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$287	$275	$269	$269	$270
Acquisitions/additions	8	19	15	11	5
Repayments/transfers	(13)	(7)	(9)	(11)	(6)

End of period	$282	$287	$275	$269	$269

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$298	$296	$281	$284	$276
Capital Markets	$164	$187	$155	$148	$43
Commercial mortgage loans held for sale (c)	$27	$67	$53	$63	$22
Commercial mortgage loan servicing (d)	88	66	66	76	72

Total commercial mortgage banking activities	$115	$133	$119	$139	$94
Total loans (e)	$65,076	$66,206	$68,352	$71,077	$75,886
Credit-related statistics:
Nonperforming assets (e)	$3,343	$3,167	$2,992	$2,317	$1,862
Impaired loans (e) (f)	$1,033	$1,075	$1,482	$1,601	$1,757
Net charge-offs	$271	$341	$222	$322	$167
Net carrying amount of commercial mortgage servicing rights (e)	$921	$921	$897	$895	$874

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(e)	Presented as of period end.
(f)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(g)	Information as of March 31, 2010 reflects the impact of the consolidation in our financial statements of Market Street Funding LLC effective January 1, 2010. Also, includes $1.6 billion of loans, net of eliminations, and $2.8 billion of commercial paper borrowings included in Other liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
INCOME STATEMENT
Net interest income	$64	$67	$70	$75	$96
Noninterest income	164	151	155	151	154

Total revenue	228	218	225	226	250
Provision for credit losses	9	25	9	46	17
Noninterest expense	157	155	162	167	170

Pretax earnings	62	38	54	13	63
Income taxes	23	15	19	5	24

Earnings	$39	$23	$35	$8	$39

AVERAGE BALANCE SHEET
Loans
Consumer	$3,994	$4,044	$3,997	$3,936	$3,851
Commercial and commercial real estate	1,504	1,520	1,601	1,714	1,761
Residential mortgage	963	1,000	1,046	1,114	1,153

Total loans	6,461	6,564	6,644	6,764	6,765
Goodwill and other intangible assets	415	416	418	390	404
Other assets	241	221	219	273	288

Total assets	$7,117	$7,201	$7,281	$7,427	$7,457

Deposits
Noninterest-bearing demand	$1,228	$1,126	$993	$988	$1,260
Interest-bearing demand	1,699	1,674	1,544	1,563	1,544
Money market	3,217	3,134	3,154	3,217	3,330

Total transaction deposits	6,144	5,934	5,691	5,768	6,134
Certificates of deposit and other	818	918	1,013	1,088	1,289

Total deposits	6,962	6,852	6,704	6,856	7,423
Other liabilities	119	122	106	104	117
Capital	553	531	612	580	576

Total liabilities and equity	$7,634	$7,505	$7,422	$7,540	$8,116

PERFORMANCE RATIOS
Return on average capital	29%	17%	23%	6%	27%
Noninterest income to total revenue	72	69	69	67	62
Efficiency	69	71	72	74	68

OTHER INFORMATION
Total nonperforming assets (b)	$139	$155	$129	$108	$68
Impaired loans (b) (c)	$191	$198	$206	$221	$223
Total net charge-offs	$4	$22	$9	$21	$11

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$96	$94	$93	$88	$85
Institutional	113	111	124	134	131

Total	$209	$205	$217	$222	$216

Asset Type
Equity	$104	$100	$98	$88	$79
Fixed income	59	58	56	57	57
Liquidity/Other	46	47	63	77	80

Total	$209	$205	$217	$222	$216

Discretionary assets under management

Personal	$69	$67	$66	$62	$59
Institutional	36	36	38	36	37

Total	$105	$103	$104	$98	$96

Asset Type
Equity	$51	$49	$47	$42	$38
Fixed income	35	34	34	32	32
Liquidity/Other	19	20	23	24	26

Total	$105	$103	$104	$98	$96

Nondiscretionary assets under administration

Personal	$27	$27	$27	$26	$26
Institutional	77	75	86	98	94

Total	$104	$102	$113	$124	$120

Asset Type
Equity	$53	$51	$51	$46	$41
Fixed income	24	24	22	25	25
Liquidity/Other	27	27	40	53	54

Total	$104	$102	$113	$124	$120

(a)	See note (a) on page 13.
(b)	As of period-end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
INCOME STATEMENT
Net interest income	$80	$71	$83	$87	$91
Noninterest income
Loan servicing revenue
Servicing fees	69	51	70	42	59
Net MSR hedging gains	46	35	60	58	202
Loan sales revenue	39	26	83	151	175
Other	3	(7)	(4)	(6)	1

Total noninterest income	157	105	209	245	437

Total revenue	237	176	292	332	528
Provision for (recoveries of) credit losses	(16)	(7)	4	8	(9)
Noninterest expense	124	142	141	176	173

Pretax earnings	129	41	147	148	364
Income taxes	47	16	56	56	137

Earnings	$82	$25	$91	$92	$227

AVERAGE BALANCE SHEET
Portfolio loans	$2,820	$2,479	$2,071	$1,834	$1,430
Loans held for sale	974	1,333	2,042	2,766	2,693
Mortgage servicing rights (MSR)	1,264	1,236	1,443	1,343	1,164
Other assets	3,797	3,761	3,483	2,648	1,932

Total assets	$8,855	$8,809	$9,039	$8,591	$7,219

Deposits	$3,602	$3,628	$4,076	$4,741	$4,101
Borrowings and other liabilities	2,279	3,110	3,811	2,672	2,080
Capital	1,781	1,471	1,411	1,282	1,271

Total liabilities and equity	$7,662	$8,209	$9,298	$8,695	$7,452

PERFORMANCE RATIOS
Return on average capital	19%	7%	26%	29%	72%
Efficiency	52%	81%	48%	53%	33%

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$141	$145	$158	$161	$168
Fixed rate	89%	88%	88%	87%	87%
Adjustable rate/balloon	11%	12%	12%	13%	13%
Weighted average interest rate	5.79%	5.82%	5.89%	5.94%	5.99%
MSR capitalized value (in billions)	$1.3	$1.3	$1.3	$1.5	$1.0
MSR capitalization value (in basis points)	90	91	81	90	62
Weighted average servicing fee (in basis points)	30	30	30	30	30
Loan origination volume (in billions)	$2.0	$2.3	$3.6	$6.4	$6.9
Percentage of originations represented by:
Agency and government programs	98%	96%	97%	98%	97%
Refinance volume	73%	59%	59%	74%	83%
Total nonperforming assets (b)	$418	$370	$343	$285	$267
Impaired loans (b) (c)	$298	$369	$412	$531	$533

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2010	December 31 2009	September 30 2009	June 30 2009	March 31 2009
INCOME STATEMENT
Net interest income	$338	$218	$235	$295	$331
Noninterest income	(1)	3	19	39	13

Total revenue	337	221	254	334	344
Provision for credit losses	165	314	168	30	259
Noninterest expense	58	49	62	55	80

Pretax earnings (loss)	114	(142)	24	249	5
Income taxes (benefit)	42	(54)	10	94	2

Earnings (loss)	$72	$(88)	$14	$155	$3

AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$115	$106	$136	$182	$198
Commercial real estate:
Real estate projects	2,404	2,641	3,007	3,331	3,526
Commercial mortgage	80	65	117	112	93
Equipment lease financing	803	800	793	819	858

Total commercial lending	3,402	3,612	4,053	4,444	4,675
Consumer lending:
Consumer:
Home equity lines of credit	4,533	4,615	4,887	5,016	5,297
Home equity installment loans	2,015	2,060	1,877	2,052	2,553
Other consumer	25	23	13	15	10

Total consumer	6,573	6,698	6,777	7,083	7,860
Residential real estate:
Residential mortgage	7,717	7,974	8,744	8,983	9,231
Residential construction	473	600	842	1,401	1,541

Total residential real estate	8,190	8,574	9,586	10,384	10,772

Total consumer lending	14,763	15,272	16,363	17,467	18,632

Total portfolio loans	18,165	18,884	20,416	21,911	23,307
Other assets	1,342	1,633	1,901	1,867	1,509

Total assets	$19,507	$20,517	$22,317	$23,778	$24,816

Deposits	$85	$29	$32	$49	$45
Other liabilities	55	70	85	109	107
Capital	1,353	1,568	1,540	1,619	1,570

Total liabilities and equity	$1,493	$1,667	$1,657	$1,777	$1,722

OTHER INFORMATION
Nonperforming assets (b)	$1,777	$1,787	$1,473	$1,391	$933
Impaired loans (b) (c)	$7,124	$7,577	$7,803	$8,670	$8,778
Net charge-offs	$111	$121	$175	$197	$51
Net charge-offs (for three months ended) as a percentage of period-end portfolio loans (annualized)	2.48%	2.54%	3.40%	3.61%	.89%

LOANS (in billions) (b)
Commercial:
Residential development	$2.6	$2.6	$3.2	$3.6	$3.5
Cross-border leases	.8	.8	.8	.8	.8
Consumer:
Brokered home equity	6.3	6.4	6.6	6.9	7.1
Retail mortgages	5.1	5.2	5.4	5.8	6.4
Non-prime mortgages	1.7	1.7	1.7	1.9	2.0
Residential construction	1.6	1.8	2.0	2.2	2.4

Total	$18.1	$18.5	$19.7	$21.2	$22.2

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accretable net interest - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Accretable yield - The excess of a loan’s cash flows expected to be collected over the carrying value of the loan. The accretable yield is recognized in interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries – Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Client-related noninterest income – Total noninterest income included on our Consolidated Income Statement less amounts for net gains (losses) on sales of securities, net other-than-temporary impairments, and other noninterest income.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; other short-term investments; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/ (losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

THE PNC FINANCIAL SERVICES GROUP, INC.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity – Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Troubled debt restructuring – A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider or for which the lender would not be adequately compensated.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.